EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 28, 2005 relating to the financial statements of Public Company Management Corporation, appearing in the Annual Report on Form 10-KSB for the year ended September 30, 2005.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

February 21, 2006